Exhibit 99.3

JOHN M. ROBBINS, JR.

John M. Robbins, Jr.

P.O. Box 9668

Rancho Santa Fe, CA 92067

November 9, 2007

Phoenix Footwear Group Board of Directors

Attention: James R.Riedman, Chairman

5840 El Camino Real, Suite 100

Carlsbad, CA 92008

Dear Sirs,

Effective immediately, I find it necessary to resign from the Board of Directors and Audit Committee of Phoenix Footwear Group, Inc.

Sincerely,

John M. Robbins, Jr.

JMR/gbb